      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              SUNTERRA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                    MARYLAND                              95-4582157
          (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)             Identification No.)

             1781 PARK CENTER DRIVE                          94402
             ORLANDO, FLORIDA 32835                       (Zip Code)
    (Address of principal executive offices)

                                ---------------

            THE 1998 NEW-HIRE STOCK OPTION PLAN OF SUNTERRA CORPORATION

                                ---------------

                                 THOMAS A. BELL
                            SENIOR VICE PRESIDENT AND
                                 GENERAL COUNSEL
                              SUNTERRA CORPORATION
                             1781 PARK CENTER DRIVE
                             ORLANDO, FLORIDA 32835
                                 (407) 532-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                            MICHAEL W. STURROCK, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                               PROPOSED
                                       AMOUNT            PROPOSED              MAXIMUM
                                     OF SHARES            MAXIMUM             AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE           OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED(1)       PER SHARE(2)            PRICE(2)           FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value...............     250,000              $13.75               $3,437,500          $956
==================================================================================================================

(1) The 1998 New-Hire Stock Option Plan of Sunterra Corporation (the "Plan") authorizes the issuance of a maximum of 250,000 shares of common stock of Sunterra Corporation, plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the average of the high and low trading prices of the Company's common stock on the New York Stock Exchange on July 22, 1999.

                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                     PART II

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Securities and Exchange Commission (the "Commission") by the Sunterra Corporation, a Maryland corporation (the "Company"), are incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"):

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

            (c) The Company's Current Report on Form 8-K filed with the Commission on May 11, 1999; and

            (d) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 21, 1998.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

            Not required to be filed with this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers

            Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

            The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law.

            The Maryland General Corporation Law presently permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding, and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; or (ii) the indemnified party actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

            The Company has obtained a directors and officers liability insurance policy with total coverage in the aggregate amount of $25 million.
The directors and officers liability policy insures (i) directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company, (ii) the Company to the extent that it has indemnified the directors and officers for such loss, and (iii) the Company for losses incurred in connection with claims made against the Company for covered wrongful acts.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

            4.1     Indenture dated as of January 15, 1997 by and between
                       Sunterra Corporation and Norwest Bank Minnesota, National Association, as trustee for the 5.75% Convertible Subordinated Notes of Sunterra Corporation due 2007 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 333-30285))

            4.2     Indenture dated as of August 1, 1997 by and between Sunterra
                       Corporation and Norwest Bank Minnesota, National Association, as trustee for the 9.75% Senior Subordinated Notes of Sunterra Corporation due 2007 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 333-30285))

            4.3     Indenture dated as of April 15, 1998 by and between
                       Sunterra Corporation and Norwest Bank Minnesota, National Association, as trustee for the 9.25% Senior Notes of Sunterra Corporation due 2006 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (No. 333-51803))

            4.4     Indenture dated as of May 1, 1998 by and between Sunterra
                       Finance L.L.C., as issuer of the bonds, Sunterra Corporation as Servicer and LaSalle National Bank, as Trustee and Back-up Servicer for Signature Resorts Vacation Ownership Receivables-Backed Notes 1998-A (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998)

            *5.1    Opinion of Ballard Spahr Andrews & Ingersoll


            10.1    1998 New-Hire Stock Option Plan of Sunterra Corporation
                       (incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998)

            *23.1   Consent of Arthur Andersen LLP

            *23.2   Consent of KPMG

            *23.3   Consent of Ballard Spahr Andrews & Ingersoll (included as
                       part of Exhibit 5.1)


            *24     Power of Attorney (included on the signature page of this
                       Registration Statement)


----------------------
*Filed herewith

Item 9.     Undertakings

            The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                        (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 19th day of July, 1999.



                                        SUNTERRA CORPORATION



                                        By: /s/ Thomas A. Bell
                                           -------------------------------------
                                            Thomas A. Bell
                                            Senior Vice President,
                                            General Counsel and Secretary


                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Thomas A. Bell and Richard Goodman, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

                SIGNATURE                                       TITLE                                   DATE
                ---------                                       -----                                   ----
          /s/ ANDREW J. GESSOW                       Co-Chairman of the Board                       July 19, 1999
-----------------------------------------
            Andrew J. Gessow


        /s/ STEVEN C. KENNINGER                      Co-Chairman of the Board                       July 19, 1999
-----------------------------------------
          Steven C. Kenninger


          /s/ L. STEVEN MILLER                       Director, President and Chief                  July 19, 1999
-----------------------------------------            Executive Officer (Principal
            L. Steven Miller                         Executive Officer)


           /s/ JAMES E. NOYES                        Executive Vice President -- Sales              July 19, 1999
-----------------------------------------            and Director
             James E. Noyes


            /s/ OSAMU KANEKO                         Director                                       July 19, 1999
-----------------------------------------
              Osamu Kaneko


            /s/ ADAM M. ARON                         Director                                       July 19, 1999
-----------------------------------------
              Adam M. Aron


         /s/ SANFORD R. CLIMAN                       Director                                       July 19, 1999
-----------------------------------------
           Sanford R. Climan


         /s/ J. TAYLOR CRANDALL                      Director                                       July 19, 1999
-----------------------------------------
           J. Taylor Crandall


         /s/ JOSHUA S. FRIEDMAN                      Director                                       July 19, 1999
-----------------------------------------
           Joshua S. Friedman


          /s/ W. LEO KIELY III                       Director                                       July 19, 1999
-----------------------------------------
            W. Leo Kiely III

                                INDEX TO EXHIBITS



EXHIBIT                                                                            PAGE
-------                                                                            ----
  4.1           Indenture dated as of January 15, 1997 by and between Sunterra
                   Corporation and Norwest Bank Minnesota, National Association,
                   as trustee for the 5.75% Convertible Subordinated Notes of
                   Sunterra Corporation due 2007 (incorporated by reference to
                   Exhibit 4.1 to the Company's Registration Statement on Form
                   S-1 (No. 333-30285))

  4.2           Indenture dated as of August 1, 1997 by and between Sunterra
                   Corporation and Norwest Bank Minnesota, National Association, as trustee for the 9.75% Senior Subordinated Notes of Sunterra Corporation due 2007 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company's Registration
                   Statement on Form S-3 (No. 333-30285))

  4.3           Indenture dated as of April 15, 1998 by and between Sunterra
                   Corporation and Norwest Bank Minnesota, National Association, as trustee for the 9.25% Senior Notes of Sunterra Corporation due 2006 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4 (No. 333-51803))

  4.4           Indenture dated as of May 1, 1998 by and between Sunterra
                   Finance L.L.C., as issuer of the bonds, Sunterra Corporation as Servicer and LaSalle National Bank, as Trustee and Back-up
                   Servicer for Signature Resorts Vacation Ownership
                   Receivables-Backed Notes 1998-A (incorporated by reference to
                   Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998)

 *5.1           Opinion of Ballard Spahr Andrews & Ingersoll

 10.1           1998 New-Hire Stock Option Plan of Sunterra Corporation
                   (incorporated by reference to Exhibit 10.19 to the Company's
                   Annual Report on Form 10-K for the fiscal year ended December
                   31, 1998)

*23.1           Consent of Arthur Andersen LLP

*23.2           Consent of KPMG

*23.3           Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1)

*24             Power of Attorney (included on the signature page of this
                   Registration Statement)


-----------
*Filed herewith